EXHIBIT 10.9

                         TEJON RANCH CO.

            NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN


          Section 1.  PURPOSE OF PLAN

          The purpose of this Non-Employee Director Stock Incentive Plan (this "Plan") of Tejon Ranch Co., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its non-employee directors by providing for or increasing the proprietary interests of such persons in the Company.

          Section 2.  PERSONS ELIGIBLE UNDER PLAN

          Any person who is a director of the Company and is not a full-time employee of the Company or any of its wholly-owned or majority owned subsidiaries (a "Grantee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) under this Plan. For purposes of this Plan directors who work as employees part time or full time on a temporary basis (as determined by the Board of Directors) shall be eligible to be considered for the grant of Awards under this Plan.

          Section 3.  AWARDS

          (a) The Board of Directors of the Company (the "Board") or the Committee (as hereinafter defined) may authorize and direct one or more officers of the Company to enter into, on behalf of the Company, any type of arrangement with a Grantee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of
(i) shares of Common Stock, par value $.50 per share, of the Company (the "Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

          (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

          (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board or the Committee, including, without limitation, services rendered by the recipient of such Award.

          (d) The exercise period for awards granted in the form of options shall be not more than 120 months from the date the option is granted.

          (e) Awards granted in the form of options shall provide that neither the option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution or any transfer to a guardian or other personal representative in connection with the disability of the Grantee.

          (f) Awards granted in the form of options shall be exercisable at such times and in such amounts as are determined by the Board of Directors or the Committee.

          (g) Subject to the other specific provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things, a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

               (i) the delivery of previously owned shares of capital stock of the Company or other property,

               (ii) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

               (iii)     the delivery of a promissory note, the
terms and conditions of which shall be determined by the Board, and/or

               (iv) cash in the form of a personal or cashier's or bank certified check.

          Section 4.  STOCK SUBJECT TO PLAN

          (a) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 200,000 ( the "Share Limitation"), subject to adjustment as provided in Section 7 hereof.

          (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

           (i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan excluding shares which were reacquired by the Company pursuant to provisions in the Awards with respect to which those shares were issued giving the Company the right to reacquire such shares upon the occurrence of certain events; plus

          (ii) the number of Common Shares which are or may be issuable at or after such time pursuant to outstanding Awards granted under this Plan prior to such time.

          Section 5.  DURATION OF PLAN

          No Awards shall be granted under this Plan after December 31, 2002. Although Common Shares may be issued after December 31, 2002 pursuant to Awards granted on or prior to such date, no Common Shares shall be issued under this Plan after December 31, 2012.

          Section 6.  ADMINISTRATION OF PLAN

          (a) This Plan shall be administered by the Board or a committee thereof (the "Committee") consisting of two or more directors.

          (b) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

               (i)  adopt, amend and rescind rules and
regulations relating to this Plan;

               (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

               (iii)     grant Awards to eligible persons and
determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

               (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

               (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

          Section 7.  ADJUSTMENTS

          If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a dividend paid out of earned surplus), or other distribution, stock dividend, stock split, reverse stock split or the like, or in the event that substantially all of the assets of the Company are sold, then, unless the terms of such transaction or document evidencing an Award shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (a) the number and type of shares or other securities of the Company that may be acquired pursuant to Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Awards thereafter granted under this Plan.

          Section 8.  AMENDMENT AND TERMINATION OF PLAN

          The Board may amend or terminate this Plan at any time and in any manner.

          Section 9.  EFFECTIVE DATE OF PLAN

          This Plan shall be effective as of January 26, 1998, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved by a majority vote of the holders of the outstanding shares of Common Stock of the Company at a meeting duly held or by written consent in accordance with the laws of the State of Delaware. If an Award granted under this Plan takes the form of an option, it shall be rescinded if such stockholder approval is not obtained within 12 months after the date set forth above upon which this Plan was approved by the Board.

          Section 10.    STOCK EXCHANGE REQUIREMENTS; APPLICABLE
                         LAWS

          Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.